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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  SEPTEMBER  28, 2005

                       PEOPLES OHIO FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             OHIO                         0-49619                 31-1795575
(State or Other Jurisdiction            (Commission             (IRS Employer
      of Incorporation)                 File Number)         Identification No.)

        635 SOUTH MARKET STREET, TROY, OHIO                        45373
     (Address of Principal Executive Offices)                    (Zip Code)

                                 (937) 339-5000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 28, 2005, Peoples Ohio Financial Corporation (the "Registrant") and MainSource Financial Group, Inc. ("MainSource") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which the Registrant will be merged with and into MainSource (the "Merger") and the Registrant's savings and loan association subsidiary, Peoples Savings Bank of Troy (the "Bank"), will be merged with and into a new Ohio interim commercial bank subsidiary to be formed by MainSource and named MainSource Bank- Ohio (the "Surviving Bank"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), pursuant to election procedures described in the Agreement, each share of common stock of the Registrant will be converted into either an amount of cash equal to the Purchase Price (as such number may be adjusted at closing) divided by the number of shares of the Registrant's common stock outstanding at the closing of the Merger (the "Cash Consideration"), or such number of shares of common stock, without par value, of MainSource (the "Exchange Ratio") (as such number may be adjusted at closing) equal to the quotient arrived at by dividing the Cash Consideration by the average of the per share closing prices of a share of MainSource common stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day preceding the closing of the Merger (the "MainSource Average Stock Price"). If the MainSource Average Stock Price is less than $16.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $16.50. However, if the MainSource Average Stock Price is greater than $21.50 per share, the Exchange Ratio will be equal to the Cash Consideration divided by $21.50.

         Notwithstanding the foregoing, 75% of the total number of outstanding shares of common stock of the Registrant must be converted into MainSource common stock. There may be allocations of cash or stock made to the Registrant's shareholders to ensure that this requirement is satisfied.

         As of the date hereof, the Purchase Price is $41,057,122, the Cash Consideration is approximately $5.60, and the Exchange Ratio would be 0.3068 shares of MainSource common stock based on MainSource's September 27, 2005 closing. If as of the end of the last business day preceding the closing of the Merger (the "Computation Date"), the Registrant's consolidated shareholders' equity, determined after making adjustments, tax effected (where appropriate), for the items listed below, is less than $23,250,000, the Purchase Price shall be reduced on a dollar-for-dollar basis by an amount equal to the difference between $23,250,000 and the actual consolidated shareholders' equity, as so adjusted, as of the Computation Date. If at the Computation Date such consolidated shareholders' equity is greater than $23,750,000, the Purchase Price shall be increased on a dollar-for-dollar basis by an amount equal to the difference between $23,750,000 and the actual consolidated shareholders' equity, as so adjusted, as of the Computation Date. The adjustments to be made in computing consolidated shareholders' equity are the following:

         (1) accrual of any dividends scheduled to be declared by the Registrant after the Computation Date;

         (2) accrued fees payable to the Registrant's investment advisors with respect to the Merger;

         (3) change-in-control payments payable under employment agreements as a result of the consummation of the Merger;

         (4) an amount payable by the Registrant as a result of terminating its defined benefit plan;

         (5) the accrual of all compensable vacation and sick days for employees of the Registrant;

         (6) the write off of the net book value of POHF's imaging hardware and software;

         (7) the accrual of an additional $750,000 in loan loss reserves by the Bank above reserves equal to the greater of either $725,090 or 0.42% of total gross loans outstanding on the Computation Date; and

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         (8)      any change arising from the purchase or anticipated purchase of the Registrant's common stock from the portion of the Registrant's 401(k) Plan that consists of the assets and liabilities of the Registrant's Employee Stock Ownership Plan will be disregarded or reversed.

         In connection with the consummation of the Merger, Ronald B. Scott, Richard J. Dutton and John Wannemacher, executive officers of the Registrant and the Bank, will each terminate their existing employment agreements with the Registrant and/or the Bank in exchange for change of control payments under the terms of those agreements. Mr. Scott will enter into a one-year employment agreement with the Surviving Bank at closing. Mr. Scott will serve as its President and Chief Executive Officer, and Mr. Wannemacher will serve as an executive officer of the Surviving Bank.

         The Merger will be accounted for as a purchase and is expected to close in the first quarter of 2006. The Agreement has been approved by the boards of directors of the Registrant, the Bank and MainSource. However, it is subject to certain other conditions, including the approval of the shareholders of the Registrant and the approval of regulatory authorities.

         Pursuant to General Instruction F to Form 8-K, the Agreement concerning the Merger is incorporated herein by reference and is attached hereto as Exhibit
2.1. All disclosure schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, except for Exhibit 8.01(i)(1), which is filed as part of the Agreement. The Registrant will provide the Securities and Exchange Commission ("SEC") with any omitted disclosure schedules or exhibits upon request.

         MainSource will be filing a Registration Statement on Form S-4 concerning the Merger with the SEC, which will include the proxy statement/prospectus that will be mailed to the Registrant's shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240, telephone (812) 663-0157. Documents filed with the SEC by the Registrant will be available free of charge from the Secretary of the Registrant at 635 South Market Street, Troy, Ohio 45373, telephone (937) 339-5000. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN AVAILABLE BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

         MainSource and the Registrant and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT WHEN FILED WITH THE SEC.

SECTION 7 - REGULATION FD

         ITEM 7.01- REGULATION FD DISCLOSURE

         On September 28, 2005, the Registrant and MainSource issued a joint press release announcing the Merger, and the Registrant also issued a separate press release to its local community. Copies of these press releases are furnished as part of this Item 7.01 as Exhibits 99.1 and 99.2.



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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  EXHIBIT NO.       DESCRIPTION

                       2.1 Agreement and Plan of Merger by and among MainSource Financial Group, Inc., Peoples Ohio Financial Corporation and Peoples Savings Bank of Troy dated September 28, 2005 (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

                      99.1 Joint Press Release of Peoples Ohio Financial Corporation and MainSource Financial Group, Inc., dated September 28, 2005.

                      99.2 Press Release of Peoples Ohio Financial Corporation, dated September 28, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:   September 29, 2005             PEOPLES OHIO FINANCIAL CORPORATION


                                       By:  /s/ Ronald B. Scott
                                           ------------------------------------
                                           Ronald B. Scott
                                           President and Chief Executive Officer




                                      -SP-

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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

    2.1 Agreement and Plan of Merger by and among MainSource Financial Group, Inc., Peoples Ohio Financial Corporation and Peoples Savings Bank of Troy dated September 28, 2005 (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

    99.1 Joint Press Release of Peoples Ohio Financial Corporation and MainSource Financial Group, Inc., dated September 28, 2005.

    99.2 Press Release of Peoples Ohio Financial Corporation, dated September 28, 2005.